UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2019

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2019, the Board of Directors of Epizyme, Inc. (the “Company”) appointed Paolo Tombesi as Chief Financial Officer of the Company, effective upon commencement of his employment with the Company on or about August 19, 2019. In such capacity, Mr. Tombesi will assume the role of principal financial officer of the Company, replacing Matthew Ros in such role.

From June 2017 to June 2019, Mr. Tombesi, age 56, served as Chief Financial Officer for Insmed Incorporated (“Insmed”), a global biopharmaceutical company. Prior to joining Insmed, Mr. Tombesi was Chief Financial and Administrative Officer of Novartis Pharmaceuticals Corporation, a U.S. subsidiary of multinational pharmaceutical company Novartis AG (“Novartis”), a position he held from December 2014 through May 2017. Mr. Tombesi was Managing Director and Chief Financial Officer of Novartis Pharma K.K., a Japanese subsidiary of Novartis, from April 2009 to November 2014 and held various finance roles at Novartis from September 2006 to March 2009. Mr. Tombesi held several finance director positions at Bristol-Myers Squibb, a multinational biopharmaceutical company, from August 1996 to September 2006. From January 1988 to July 1996, Mr. Tombesi held various positions in consumer goods at Unilever NV and Johnson & Johnson. Mr. Tombesi holds a B.Ed. in Business and Managerial Economics from Sapienza Università di Roma and a B.A. in Accounting from Duca degli Abruzzi Roma.

Mr. Tombesi has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Tombesi and any other person pursuant to which he was elected as an officer of the Company.

Mr. Tombesi has entered into an employment offer letter with the Company (the “Offer Letter”). Under the Offer Letter, Mr. Tombesi’s annual base salary is $455,000 and his annual target bonus opportunity will be 40% of his annual base salary. Additionally, Mr. Tombesi will receive a one-time payment of $100,000 to assist in his relocation to the greater Boston area. Upon commencement of his employment on or about August 19, 2019 (the “Commencement Date”), Mr. Tombesi will be granted stock options to purchase 132,225 shares of common stock of the Company and an award of 28,217 restricted stock units of the Company. The stock options will vest as to 25% of the underlying shares on the first anniversary of the Commencement Date and as to an additional 2.0833% of the shares at the end of each successive month following the first anniversary of the Commencement Date until the fourth anniversary of such date. The stock options will have an exercise price per share equal to the closing market price of the Company’s common stock on the Commencement Date. The restricted stock units will vest over a four-year period with one quarter of such restricted stock units vesting annually on each anniversary of the Commencement Date. Mr. Tombesi will also receive an award of 16,000 performance-based restricted stock units that vest upon the Company’s achievement of performance based vesting objectives related largely to the Company’s clinical programs for tazemetostat in epithelioid sarcoma and follicular lymphoma.

Under the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”), if the Company terminates Mr. Tombesi’s employment without cause (as defined in the Severance Plan), prior to or more than twelve months following a change in control (as defined in the Severance Plan), he will be entitled to receive his monthly base salary and medical benefits for nine months following the date of such termination or, if the Company terminates Mr. Tombesi’s employment without cause or he terminates his employment for good reason (as defined in the Severance Plan) within twelve months following a change in control, he will be entitled to receive his monthly base salary and medical benefits for twelve months following the date of such termination and 100% of his target bonus, and any unvested stock options or restricted stock unit awards (or, in the case of restricted stock awards, any such awards that remain subject to repurchase by the Company) Mr. Tombesi may have as of his termination date shall immediately vest, in either case subject to Mr. Tombesi signing a severance agreement and release of claims.

The foregoing descriptions of the Offer Letter and the Severance Plan do not purport to be complete and are qualified in their entirety by reference to the Offer Letter, a copy of which will be filed with the Securities and Exchange Commission (the “SEC”) on the Company’s next Quarterly Report on Form 10-Q, and the Severance Plan, a copy of which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2019 and is incorporated herein by reference.

Also in connection with Mr. Tombesi’s appointment as Chief Financial Officer of the Company, Mr. Tombesi will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333- 187982) filed with the SEC on April 26, 2013 and is incorporated herein by reference. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Tombesi for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as principal financial officer.

Item 7.01 Regulation FD Disclosure

On July 22, 2019, the Company issued a press release relating to Mr. Tombesi’s appointment as the Company’s Chief Financial Officer. A copy is furnished herewith.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the Company on July 22, 2019*

*	The exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: July 22, 2019	By:	/s/ Robert B. Bazemore
Robert B. Bazemore
President and Chief Executive Officer